Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Comcast Corporation and its subsidiaries on Form S-3 of our reports dated February 24, 2000, appearing in the Annual Report on Form 10-K of Comcast Corporation and its subsidiaries for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Philadelphia, Pennsylvania
January 17, 2001

                                              /s/ Deloitte & Touche LLP
                                              ---------------------------------
                                                  Deloitte & Touche LLP